Exhibit 10.118


                       AMENDMENT TO STOCK PLEDGE AGREEMENT


     THIS AMENDMENT TO STOCK PLEDGE AGREEMENT (the "Amendment") dated as of March 15, 1999, amends the STOCK PLEDGE AGREEMENT (the "Agreement"), dated as of December 30, 1998, made by ECOSCIENCE CORPORATION, a Delaware corporation, having its principal place of business at 10 Alvin Court, East Brunswick, New Jersey 08816 (the "Pledgor"), to COGENTRIX DELAWARE HOLDINGS, INC., a Delaware corporation, having its principal place of business at 1105 North Market Street, Suite 1108, Wilmington, DE 19801 ("Pledgee").

     WHEREAS, Pledgor and Pledgee have entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of December 7, 1998 pursuant to which
(i) Pledgor has executed a promissory note in favor of Pledgee (the "Note") under the terms of which Pledgor has agreed to pay to Pledgee the principal sum of TWENTY MILLION, SIX HUNDRED THOUSAND AND NO/00 Dollars ($20,600,000.00), together with interest on such principal sum at eleven and one-quarter percent (11.25%) per annum as set forth therein, on March 15, 1999 and (ii) Pledgor and Pledgee have entered into an Extension Agreement (the "Extension Agreement"), dated of even date herewith, pursuant to which Pledgee has agreed, subject to the terms and conditions thereof, to extend the date of payment under the Note to June 30, 1999 and in consideration of such extension Pledgor has executed a promissory note in favor of Pledgee (the "Extension Note") under the terms of which Pledgor has agreed to pay to Pledgee the principal sum of ONE MILLION AND NO/00 Dollars ($1,000,000.00), together with interest on such principal sum at eleven and one-quarter percent (11.25%) per annum as set forth therein, on June, 30,1999.

     WHEREAS, it is a condition to the effectiveness of the Extension Agreement that Pledgor enter into this Amendment to, among other things, add the Pledgor's obligations under the Extension Note to the obligations secured by the Agreement.

     WHEREAS, capitalized terms used herein and not defined herein shall have the meanings set forth in the Agreement.

     NOW, THEREFORE, in consideration of the benefits accruing to Pledgor under the Extension Agreement, and in order to induce Pledgee to enter into the Extension Agreement, Pledgor hereby agrees as follows:

     1.   Amendment to Agreement. The Agreement is hereby amended as follows:

          (i) The definition of "Documents" in the second recital is restated in its entirety to read "The Stock Purchase Agreement, the Rights Agreement, the Note and the Extension Note are referred to herein collectively as the "Documents";

          (ii) The reference to "Note" in Section 5.1(a) is replaced with the words "Note or Extension Note";


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         (iii) The reference to "Note" in Section 19 is replaced with the words
               "Note and Extension Note";

          (iv) There is added to Section 5.1 a new clause (f) to read in its entirety "With respect to any indebtedness in excess of $100,000 of Pledgor, any Company or other direct or indirect subsidiary of Pledgor (other than Pocono Village Farms, L.P., but including Village Farms of Buffalo, L.P., Village Farms of Texas, L.P. and Village Farms of Marfa, L.P). any such indebtedness (or any portion thereof) shall be declared due and payable or shall be required to be prepaid (other than by a regularly scheduled payment), prior to the stated maturity thereof or in the case of a revolving credit commitment, such commitment is terminated prior to the stated termination date for such commitment; and

          (v)  There is added to the end Section 16 the following sentence:
               "Pledgor shall give Pledgee prompt notice of the occurrence of any Event of Default hereunder"

     2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

     3. GOVERNING LAW THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA.

     4. Entire Agreement. This Amendment and the Extension Agreement (including the documents and instruments referred to herein and therein) constitutes the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Amendment and the Extension Agreement. The parties confirm that, except as amended hereby, the Agreement remains in full force and effect.


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IN WITNESS WHEREOF, Pledgor and Pledgee have executed, or caused to be executed by their duly authorized officers, this Amendment as an instrument under seal as of the date first above written.

                                 PLEDGEE:


                                 COGENTRIX DELAWARE HOLDINGS,
                                   INC.


                                 By:_______________________________
                                       Name:  Thomas F. Schwartz
                                       Title: Senior Vice President - Finance
                                       and Treasurer


                                 PLEDGOR:


                                 ECOSCIENCE CORPORATION


                                 By:_______________________________
                                       Name: J. Kevin Cobb
                                       Title: Senior Vice President